                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]
--------------------------------------------------------------------------------
              4000 Metropolitan Drive, Orange, California 92868   (714) 385-4000

ROBERT E. MARTINI
Chairman of the Board

January 14, 2000

Dear Shareowner:

    You are cordially invited to attend the Annual Meeting of Shareowners of Bergen Brunswig Corporation which will be held at our corporate headquarters located at 4000 Metropolitan Drive, Orange, California on Tuesday, February 15, 2000, at 10:00 A.M., Pacific Time. For your convenience, a map and directions to our corporate headquarters are included on the back cover of the Proxy Statement.

    This booklet includes the Notice of Annual Meeting of Shareowners and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareowner questions.

    As a shareowner, your vote is important. I encourage you to execute and return your proxy card promptly (or promptly submit your vote by calling the toll-free telephone number as provided on the proxy card) whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to, or at, the meeting.

    Thank you for your cooperation and continued support and interest in Bergen Brunswig Corporation.

                                                                     Sincerely,

                                                                       [LOGO]

                                                                 Robert E. Martini
                                                            CHAIRMAN OF THE BOARD


                         NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                         TO BE HELD FEBRUARY 15, 2000
                         BERGEN BRUNSWIG CORPORATION
                         4000 METROPOLITAN DRIVE
                         ORANGE, CALIFORNIA 92868
                         (714) 385-4000

BERGEN                   NOTICE IS HEREBY GIVEN that the Annual Meeting of
BRUNSWIG                 Shareowners of Bergen Brunswig Corporation (the "Company")
CORPORATION              will be held at the Company's headquarters located at 4000
                         Metropolitan Drive, Orange, California on February 15, 2000,
                         at 10:00 A.M., Pacific Time, for the following purposes:

                         1.  To elect four Class III directors for a term of three
                         years and one Class I director for a remaining term of one year; and

                         2. To transact such other business as may properly come before the meeting and any adjournment thereof.

                         Shareowners of record at the close of business on December
                         28, 1999, are entitled to receive notice of and to vote at the meeting. It is important that your shares be represented at the meeting, regardless of the number you may hold.

                         All shareowners are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
                         YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY
                         CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID
                         ENVELOPE OR PROMPTLY SUBMIT YOUR VOTE BY CALLING THE
                         TOLL-FREE TELEPHONE NUMBER AS PROVIDED ON THE PROXY CARD.
                         Any proxy given by a shareowner may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to the Company, in each case, to
                         the attention of Milan A. Sawdei, Executive Vice President,
                         Chief Legal Officer and Secretary, at the above address.

                                                                 By order of the Board of Directors,

                                                                               [LOGO]
                                                                           Milan A. Sawdei
                                                                      EXECUTIVE VICE PRESIDENT,
                                                                  CHIEF LEGAL OFFICER AND SECRETARY

                         Orange, California
                         January 14, 2000

                         YOUR VOTE IS IMPORTANT! YOUR ATTENTION IS DIRECTED TO THE
                         ACCOMPANYING PROXY STATEMENT AND PROXY CARD. YOU ARE
                         REQUESTED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY
                         CARD OR CALL IN YOUR VOTE BY TELEPHONE AS PROMPTLY AS
                         POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED. A POSTAGE
                         PREPAID ENVELOPE IS ENCLOSED AND A TOLL-FREE TELEPHONE
                         NUMBER IS PROVIDED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED
                         YOUR PROXY, YOU MAY CHANGE YOUR VOTE PRIOR TO, OR AT, THE
                         MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD
                         OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO
                         ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH
                         BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME,
                         AND YOU MUST VOTE SUCH SHARES IN ACCORDANCE WITH THE
                         INSTRUCTIONS YOU RECEIVE FROM SUCH BROKER, BANK OR OTHER
                         NOMINEE.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                            Orange, California 92868

                                PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bergen Brunswig Corporation (the "Company"), a New Jersey corporation, in the form of the accompanying proxy card for use at the Annual Meeting of Shareowners to be held on Tuesday, February 15, 2000, and at any adjournments thereof. The meeting will be held at the headquarters of the Company, located at 4000 Metropolitan Drive, Orange, California. The Company anticipates mailing this Proxy Statement and accompanying proxy card commencing on or about January 14, 2000, to all shareowners entitled to vote at the meeting.

A form of proxy is enclosed for use at the meeting if a shareowner is unable to attend in person. A shareowner proxy may be revoked by filing a written notice of revocation with the Secretary of the Company at any time before the proxy is voted. All shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director, and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareowner specifies a different choice by means of the proxy card or a vote which is made by telephone, those shares will be voted in accordance with such shareowner's selections.

VOTING AT THE MEETING

The Board of Directors has fixed the close of business on December 28, 1999 as the record date for the determination of shareowners entitled to receive notice of and to vote at the meeting. As of that date, there were 134,311,910 shares of the Company's Class A Common Stock ("Common Stock") outstanding and entitled to vote at the meeting. The holders of outstanding shares as of the record date are entitled to one vote for each share of Common Stock on any matter voted at the meeting. Assuming a quorum is present, the four Class III nominees and the one Class I nominee receiving the largest number of votes cast by holders of Common Stock will be elected as directors and any other matters that are properly put to a vote of the shareowners will require a majority of votes cast.

The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

                            ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

                            The Company's Restated Certificate of Incorporation provides that the Board of Directors ("Board") shall consist of not more than 15 directors nor less than 9 directors, the exact number within such limits to be fixed by the Board as
                            provided in the By-Laws, which currently provide for 12
                            directors. The directors are divided into three
                            approximately equivalent-sized classes, and, unless there is a legal requirement providing otherwise, each director in a class will serve for a period of three years on a
                            staggered-term basis. Accordingly, at this annual meeting
                            there are four nominees for Class III directors, whose terms are expiring, and one nominee for Class I director with a
                            remaining term of one year, who must be affirmed by the
                            shareowners.

                            It is intended that persons named as proxies in the
                            accompanying proxy card will vote, unless such authority is withheld, for the election of the nominees named below to
                            serve until the expiration of their respective terms and
                            thereafter until their successors shall have been duly
                            elected and qualified. In the event the nominees named below refuse or are unable to serve, which is not anticipated, the persons named as proxies reserve full discretion to vote for any or all persons as then may be nominated.

                            The following sets forth information as of November 1, 1999, concerning the nominees for election to the Board and
                            comparable information with respect to directors whose term of office will continue beyond the meeting. All of the
                            nominees currently serve as directors of the Company.
                            NOMINEES FOR DIRECTORS FOR TERMS WHICH WILL EXPIRE AT THE
                            2003
                            ANNUAL MEETING (CLASS III DIRECTORS)

                            RODNEY H. BRADY               Director since 1973.       Age
  [PHOTO]                   66.
                            President and Chief Executive Officer, Deseret Management
                            Corporation (diversified corporate holding company) since
                            April 1996. Former President and Chief Executive Officer,
                            Bonneville International Corporation (broadcast
                            communications) (1985 to 1996). Mr. Brady is a director of
                            Deseret Mutual Insurance Company and First Security
                            Corporation. Mr. Brady is Vice Chairman of the Company's
                            Compensation/Stock Option Committee and is a member of the
                            Company's Executive, Financing and Nominating Committees.

                            BRENT R. MARTINI                Director since 1999.     Age
  [PHOTO]                   40.
                            Executive Vice President of the Company (since 1996).
                            President (since 1996), Executive Vice President, West
                            Region (1994 to 1996) and Vice President, Quality
                            Organizational Development and Training (1991 to 1994) of
                            Bergen Brunswig Drug Company, a subsidiary of the Company.
                            Mr. Martini is a director of National Wholesale Druggists'
                            Association.

                            JAMES R. MELLOR                Director since 1979.      Age
  [PHOTO]                   69.
                            Chairman of the Board, USEC, Inc. since July 1998. Former
                            Chairman of the Board and Chief Executive Officer (1993 to
                            1997), and former President and Chief Operating Officer
                            (1991 to 1993) of General Dynamics Corporation (diversified defense and aerospace). Mr. Mellor is a director of General
                            Dynamics Corporation, Aeromovel USA, Inc., USEC, Inc. and
                            Computer Sciences Corporation. Mr. Mellor is a member of the
                            Company's Audit and Compensation/Stock Option Committees.

                            FRANCIS G. RODGERS              Director since 1982.     Age
  [PHOTO]                   73.
                            Author and Lecturer. Former Vice President, Marketing, IBM
                            (information processing systems), retired. Mr. Rodgers is a director of Milliken and Company, Protegrity Inc. and
                            Response Logic Inc. Mr. Rodgers is a member of the Company's
                            Audit Committee.
                            NOMINEE FOR DIRECTOR FOR A TERM WHICH WILL EXPIRE AT THE
                            2001
                            ANNUAL MEETING (CLASS I DIRECTOR)

                            CHARLES C. EDWARDS, M.D.        Director since 1985.     Age
  [PHOTO]                   76.
                            Former President and Chief Executive Officer, Scripps Clinic
                            and Research Foundation and Scripps Institutions of Medicine
                            and Science (health care) (1991 to 1993). Dr. Edwards is a director of Molecular Biosystems, Inc., Northern Trust Bank and IDEC Pharmaceutical Company. Dr. Edwards is Chairman of
                            the Company's Compensation/ Stock Option Committee and Vice
                            Chairman of the Company's Investment/ Retirement Plan
                            Committee.

                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE
                            NOMINEES.

                            DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING
                            (CLASS I DIRECTORS)

                            ROBERT E. MARTINI               Director since 1962.     Age
  [PHOTO]                   67.
                            Chairman of the Board (since 1992), interim Chief Executive
                            Officer (since November 1999), Chief Executive Officer (1990 to 1997) and President (1981 to 1992) of, and a consultant
                            (since 1997) to, the Company. Mr. Martini is a director of
                            Mossimo, Inc. Mr. Martini is Chairman of the Company's
                            Executive and Nominating Committees and a member of the
                            Company's Financing Committee. Mr. Martini is the father of
                            Brent R. Martini, an Executive Vice President and nominee
                            for director of the Company.

                            NEIL F. DIMICK                  Director since 1995.     Age
  [PHOTO]                   50.
                            Executive Vice President and Chief Financial Officer (since
                            1992) of the Company and formerly its Vice President,
                            Finance (1991 to 1992). President of Bergen Brunswig
                            Specialty Company (since 1998) and its subsidiaries ASD
                            Specialty Healthcare, Inc. (since 1996) and Integrated
                            Commercialization Solutions, Inc. (since 1998). Mr. Dimick is Chairman of the Company's Financing Committee and a
                            member of the Company's Investment/Retirement Plan
                            Committee.

                            DONALD R. RODEN               Director since 1995.       Age
  [PHOTO]                   53.
                            Formerly the President (1995 to 1999), Chief Executive
                            Officer (1997 to 1999) and the Chief Operating Officer (1995
                            to 1997) of the Company. Prior to joining the Company in
                            1995, Mr. Roden was a healthcare industry consultant (1993 to 1995).
                            DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING
                            (CLASS II DIRECTORS)

                            JOSE E. BLANCO, SR.               Director since 1992.   Age
  [PHOTO]                   73.
                            Chairman of the Board (1987 to 1999) of J.M. Blanco, Inc.
                            (wholesale pharmaceutical distribution).

                            CHARLES J. LEE                  Director since 1972.     Age
  [PHOTO]                   74.
                            Former Managing Director, Smith Barney Inc. (investment
                            banking) (1989 to 1996). Mr. Lee is Chairman of the
                            Company's Audit Committee and a member of the Company's
                            Executive, Financing and Nominating Committees.

                            GEORGE R. LIDDLE                Director since 1969.     Age
  [PHOTO]                   72.
                            Investment Adviser. Former Vice President, Kidder, Peabody &
                            Co., Inc. (stockbrokers), retired. Mr. Liddle is a member of the Company's Investment/Retirement Plan Committee.

                            GEORGE E. REINHARDT, JR.         Director since 1985.    Age
  [PHOTO]                   70.
                            Formerly a consultant (1992 to 1995) to, and Senior Vice
                            President (1991), Chief Financial Officer (1976 to 1991) and
                            Vice President, Finance (1981 to 1991) of, the Company. Mr.
                            Reinhardt is Chairman of the Company's Investment/Retirement
                            Plan Committee and a member of the Company's Executive,
                            Financing and Nominating Committees.
                            DIRECTOR EMERITUS

                            JOHN CALASIBETTA            Director from 1962 to 1998.  Age
  [PHOTO]                   94.
                            Former Senior Vice President of the Company.

                         ------------------------------------------------------------
                         MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

                         The Board holds regular quarterly meetings and meets on
                         other occasions when required by special circumstances. In addition to meeting as a group to review Company business, all directors also devote their time and talents to the
                         Board's six principal standing Committees. The Committees, their membership and primary functions, are as follows:

                         The Executive Committee, unless provided otherwise by law, exercises all of the authority of the Board of Directors
                         when the Board is not in session. The current members of
                         this Committee are Robert E. Martini, Chairman, Rodney H.
                         Brady, Charles J. Lee and George E. Reinhardt, Jr.

                         The Audit Committee reviews significant audit and accounting policies and practices, meets with the Company's independent auditors and reviews the performance of the internal
                         auditing functions. The current members of this Committee
                         are Charles J. Lee, Chairman, James R. Mellor and Francis G.
                         Rodgers.

                         The Compensation/Stock Option Committee has the
                         responsibility for recommending to the Board the
                         compensation, bonus plans and stock options for the
                         Company's officers who are directors and for approving stock options and bonuses for employees which are recommended by management. This Committee also recommends to the Board the annual and meeting fees for non-employee directors. The
                         current members of this Committee are Dr. Charles C.
                         Edwards, Chairman, Rodney H. Brady, Vice Chairman, and James
                         R. Mellor.

                         The Investment/Retirement Plan Committee has the
                         responsibility of reviewing and making investment decisions relating to the retirement plans of the Company, as well as overseeing and approving changes to those plans. The current members of this Committee are George E. Reinhardt, Jr.,
                         Chairman, Dr. Charles C. Edwards, Vice Chairman, Neil F.
                         Dimick and George R. Liddle.

                         The Nominating Committee has the responsibility to recommend to the Board persons to fill vacancies on the Board of
                         Directors. The current members of this Committee are Robert
                         E. Martini, Chairman, Rodney H. Brady, Charles J. Lee and
                         George E. Reinhardt, Jr.

                         The Financing Committee reviews the asset and liability
                         structure of the Company and considers its funding and
                         capital needs. It receives reports on the progress of
                         investment activities and reviews strategies that have been developed to meet changing economic and market conditions.
                         The current members of this Committee are Neil F. Dimick,
                         Chairman, Rodney H. Brady, Charles J. Lee, Robert E. Martini
                         and George E. Reinhardt, Jr.

                         During fiscal 1999, there were twelve meetings of the Board, twelve meetings of the Executive Committee, four meetings of the Compensation/Stock Option Committee, four meetings of
                         the Audit Committee, three meetings of the
                         Investment/Retirement Plan Committee, no meetings for the
                         Nominating Committee and four meetings of the Financing
                         Committee. All directors attended more than 75% of the
                         aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all Committees of the Board on which they served as members.

                         ------------------------------------------------------------
                         DIRECTOR COMPENSATION

                         Employee directors of the Company are not paid any fees, as such, for service on the Board or on any Board Committee.
                         Each non-employee director received for fiscal 1999 an
                         annual fee of $36,000 for Board service and an attendance
                         fee of $2,000 for each Board meeting attended in person or
                         $600 for each such meeting participated in by telephone. For
                         Committee meetings, non-employee directors (other than the
                         Chairman of the Committees) received $1,000 for each
                         Committee meeting attended in person and $600 for each such meeting participated in by telephone. The Chairman of each
                         Committee who is a non-employee director received a fee of
                         $1,500 for each Committee meeting attended in person and
                         $900 for each telephone meeting of the Committee in which he participated. A non-employee director who serves less than six months in a fiscal year receives 50% of the annual fee, and if he or she serves six months or more in a fiscal year, receives 100% of the prevailing annual fee. The Company's
                         1999 Deferred Compensation Plan provides that a non-employee director of the Company may elect to defer up to 100% of
                         these fees in an amount not less than $2,500 of such fees
                         into said Plan.
                         The Company has a nonqualified Capital Accumulation Plan for its non-employee directors. The maximum benefit available to these directors is $150,000, payable upon retirement in 120 equal consecutive monthly installments. If the non-employee director has served for less than ten years, his or her
                         benefit upon retirement will be based upon 10% of the
                         maximum benefit for each year of Board service with a
                         minimum of three years of service required for inclusion in the plan. If a director dies before the normal retirement
                         age of 70 and his or her termination from Board service, his or her beneficiary will receive an amount equal to 100% of the amount the Company would have paid the director had
                         normal retirement age been attained.
                         Under the Company's 1999 Non-Employee Directors' Stock Plan
                         each non-employee director is automatically entitled to an option covering 20,000 shares of Common Stock upon the date the Plan was adopted or upon his or her initial election or appointment to the Board, and is thereafter entitled to an annual grant of 6,000 shares ("Annual Grant"). During fiscal
                         1999, each non-employee director received an Annual Grant of
                         20,000 shares.
                         The 1999 Non-Employee Directors' Stock Plan provides that
                         each non-employee director will be granted a number of
                         shares of Common Stock ("Restricted Shares") equivalent to
                         25% of his or her annual retainer, in lieu of cash
                         compensation for such portion thereof, which will be
                         determined at the beginning of each fiscal year by dividing
                         25% of the non-employee director's annual retainer by the
                         fair market value of one share of Common Stock on the first business day of such fiscal year. The Restricted Shares
                         granted to a non-employee director will vest in full as of the first anniversary of the date such Restricted Shares
                         were awarded or will become fully vested upon a non-employee director's termination of service due to death, disability, retirement in accordance with the retirement policy for
                         non-employee directors then in effect, or involuntary
                         termination of service on the Board other than for cause.
                         The Restricted Shares will not vest if the non-employee
                         director voluntarily resigns or is terminated for cause
                         prior to the date that such shares otherwise would have
                         become fully vested.
                         In addition to receiving 25% of the annual fee in Restricted
                         Shares, a non-employee director may elect prior to the start of each fiscal year to receive all or additional portions of his or her annual retainer and other fees (except to the
                         extent that such fees are the subject of Restricted Shares)
                         in shares of Common Stock in lieu of cash therefor, which
                         will be determined by dividing the amount of such fees by
                         the fair market value of one share of Common Stock on the
                         first business day of such fiscal year.

                         ------------------------------------------------------------
                         BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL                The following table lists the beneficial ownership of each
SHAREOWNERS              person or group who owns, to the Company's knowledge, more than five percent of its outstanding voting securities,
                         based on the number of shares outstanding as of November 1,
                         1999.
                         ------------------------------------------------------------

                         NAME AND                                                                 Amount and
                         ADDRESS OF                                                               Nature of     Percent of
                         BENEFICIAL                                                               Beneficial    Outstanding
                         OWNERS                                             Title of Class       Ownership(1)     Shares
                         --------------------------------------------------------------------------------------------------
                         Sanford C. Bernstein & Co., Inc.                   Common Stock          15,960,967       11.9%
                         767 Fifth Avenue
                         New York, NY 10153
                         --------------------------------------------------------------------------------------------------
                         Putnam Investments, Inc.                           Common Stock           7,802,637        5.8%
                         One Post Office Square
                         Boston, MA 02109
                         --------------------------------------------------------------------------------------------------
                         Counsel Corporation(2)                             Common Stock           7,832,655        5.8%
                         103 King Street, Suite 1300
                         Toronto, Canada M5X
                         --------------------------------------------------------------------------------------------------

                         (1)  Based on disclosures made by the beneficial owners or their agents in reports on Schedule 13D or 13G filed with
                         the Securities and Exchange Commission.

                         (2)  On October 14, 1999, the Company filed suit against
                         Counsel Corporation in connection with the acquisition by
                         the Company on January 22, 1999 of Stadtlander Drug Company,
                         formerly a subsidiary of Counsel Corporation. The lawsuit is described more fully in the Company's Annual Report on
                         Form 10-K for the fiscal year ended September 30, 1999 filed with the Securities and Exchange Commission.

                          ----------------------------------------------------------------------------------------------

VOTING SECURITIES        The following table sets forth certain information regarding
OWNED BY                 the ownership of the Company's Common Stock as of November
DIRECTORS AND            1, 1999, by: (a) each director and nominee; (b) each of the
EXECUTIVE                Named Executive Officers; and, (c) all directors and
OFFICERS                 executive officers as a group.
                         ------------------------------------------------------------

                                                                                         AGGREGATE
                                                                                           NUMBER
                                                                                         OF SHARES         PERCENT OF
                                                                                        BENEFICIALLY      OUTSTANDING
                                                                                        OWNED(1)(2)          SHARES
                          ----------------------------------------------------------------------------------------------

                          Jose E. Blanco, Sr.                                                  362              *

                          Rodney H. Brady(3)                                               120,174              *

                          Charles J. Carpenter                                             165,514              *

                          Neil F. Dimick                                                   262,308              *

                          Dr. Charles C. Edwards                                            39,230              *

                          William J. Elliott(4)                                            161,740              *

                          Charles J. Lee                                                    47,912              *

                          George R. Liddle(5)                                               84,072              *

                          Brent R. Martini(6)                                              743,804              *

                          Robert E. Martini(7)                                           5,548,950            4.1

                          James R. Mellor                                                   45,032              *

                          George E. Reinhardt, Jr.                                         226,372              *

                          Donald R. Roden                                                  387,292              *

                          Francis G. Rodgers                                                48,312              *

                          All directors and executive officers as a group including
                            those above (18 persons)                                     8,383,166            6.2
                          ----------------------------------------------------------------------------------------------

                         * Denotes ownership of less than 1% of the outstanding shares of Common Stock.

                         (1)  Information as to beneficial ownership by the directors and executive officers named above has been furnished to the
                         Company by such individuals. Except as indicated otherwise in the footnotes and except for 94,812 shares beneficially owned by Robert E. Martini, shares shown as beneficially
                         owned are those to which the individual has sole voting and dispositive power. Such shares, where applicable, may be
                         subject to community property laws and related statutes
                         under which a spouse may be entitled to share in the
                         management of the community property, which may include the right to vote or dispose of the shares.
                         (2)  Includes the number of shares that could be purchased by exercise of options exercisable as of November 1, 1999, or within 60 days thereafter under the Company's stock
                         option or stock incentive plans, as follows: Jose E. Blanco,
                         Sr.--0- shares; Rodney H. Brady-35,926 shares; Charles J.
                         Carpenter-125,318 shares; Neil F. Dimick-241,002 shares;
                         Dr. Charles C. Edwards-32,644 shares; William J.
                         Elliott-111,182 shares; Charles J. Lee-35,926 shares; George
                         R. Liddle-24,480 shares; Brent R. Martini-179,792 shares;
                         Robert E. Martini-314,668 shares; James R. Mellor-35,926
                         shares; George E. Reinhardt, Jr.-28,046 shares; Donald R.
                         Roden-332,292 shares; Francis G. Rodgers-35,926 shares, and all directors and executive officers as a group, including those above (18 persons)--1,533,128 shares.
                         (3)  Includes 4,626 shares held by two sons living at home and 79,622 shares held by Mr. Brady and his wife together as tenants in common.
                         (4)  Mr. Elliott resigned effective as of December 23, 1999.
                         (5)  Includes 59,592 shares held by Mr. Liddle as co-trustee for the benefit of him and his wife.
                         (6)  Includes 486,012 shares held in trust for Brent R.
                         Martini's benefit and 32,000 shares for which he does not
                         have voting or dispositive power.
                         (7)  Includes 94,812 shares beneficially owned by
                         Mr. Martini for which he does not have voting or dispositive power.

                         ------------------------------------------------------------
SECTION 16(A)            Section 16(a) of the Securities Exchange Act (the "Exchange
BENEFICIAL               Act") requires the Company's directors, officers and persons
OWNERSHIP                who own more than ten percent of a registered class of the
REPORTING                Company's equity securities to file reports of ownership and
COMPLIANCE               changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange.
                         Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the
                         Company with copies of all Section 16(a) forms they file.
                         Based solely upon a review of the copies of the forms or
                         information furnished to the Company, the Company believes that during the 1999 fiscal year all filing requirements
                         applicable to its directors and officers were satisfied on a timely basis, except that Linda M. Burkett (an executive
                         officer of the Company) failed to file on a timely basis a report disclosing an acquisition of shares of Common Stock.
                         This failure to file on a timely basis was inadvertent; the required filing was made promptly after the failure to file on a timely basis was noted.

                         ------------------------------------------------------------
                         COMPENSATION OF EXECUTIVE OFFICERS

                         The following table sets forth information for the fiscal
                         years ended September 30, 1999, 1998 and 1997, respectively, with respect to certain compensation awarded or paid to the
                         Company's Chief Executive Officer and its other four most
                         highly compensated executive officers during each such
                         fiscal year (collectively, the "Named Executive Officers"):

                                          SUMMARY COMPENSATION TABLE
                         ------------------------------------------------------------

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                        -------------
                                                                          ANNUAL COMPENSATION              AWARDS
                                                                  -----------------------------------   -------------
                                                                                              OTHER      SECURITIES
                                                                                             ANNUAL      UNDERLYING     ALL OTHER
                                                                                             COMPEN-      OPTIONS/       COMPEN-
                         NAME AND                                  SALARY      BONUS(1)      SATION         SARS        SATION(2)
                         PRINCIPAL POSITION              YEAR        ($)          ($)          ($)           (#)           ($)
                         --------------------------------------------------------------------------------------------------------
                         Donald R. Roden(3)              1999      675,000      264,900        63,217(4)     50,000      10,000
                         President and Chief             1998      568,750      718,400        52,413(4)    300,000       5,000
                         Executive Officer               1997      500,000      465,700        67,694(4)     31,250       1,154

                         Neil F. Dimick                  1999      425,000      178,150        51,411(5)     35,000      10,000
                         Executive Vice                  1998      366,250      462,900        51,073(5)    180,000       5,000
                         President, Chief                1997      325,000      309,900        47,290(5)         --       4,750
                         Financial Officer

                         Brent R. Martini(6)             1999      325,000      170,300            --       25,000       10,000
                         Executive Vice                  1998      270,833      327,100            --      150,000        5,000
                         President                       1997      225,000      186,100        22,863           --        2,841

                         Charles J. Carpenter(7)         1999      300,000      119,675            --       25,000       10,000
                         Executive Vice                  1998      257,083      312,200            --      150,000        5,000
                         President                       1997      225,000      200,000        15,605           --        4,750

                         William J. Elliott(8)           1999      300,000       65,900            --       13,100       10,000
                         Executive Vice                  1998      283,333      217,400            --      150,000        5,000
                         President                       1997      265,000      185,400        51,786(9)     11,000       3,363
                         --------------------------------------------------------------------------------------------------------

                         (1) Amounts in this column reflect the aggregate annual bonuses which were earned for such fiscal year.

                         (2) Reflects Company contributions under the Company's
                         Pre-Tax Investment Retirement Account Employer Contributions
                         Plus Plan, unless otherwise indicated in the following
                         notes.

                         (3) Mr. Roden's employment with the Company was terminated as of November 3, 1999.

                         (4) Includes $31,992, $35,188 and $41,990 of imputed
                         compensation reflecting the difference between the average market interest rate for the Company and the interest free loans to Mr. Roden for fiscal years 1997, 1998 and 1999,
                         described under "Certain Transactions" commencing on page
                         20, and $19,890 of incremental costs to the Company in
                         providing leased vehicles to Mr. Roden.

                         (5) Includes $18,281, $22,872 and $27,067 of imputed
                         compensation reflecting the difference between the average market interest rate for the Company and the interest free loans to Mr. Dimick for fiscal years 1997, 1998 and 1999,
                         respectively, described under "Certain Transactions"
                         commencing on page 20, and $17,700 of incremental costs to the Company in providing leased vehicles to Mr. Dimick.

                         (6) Mr. Martini also serves as President of Bergen Brunswig
                         Drug Company, a subsidiary of the Company.

                         (7) Mr. Carpenter also serves as President and CEO of PharMerica, Inc., a subsidiary of the Company.

                         (8) Mr. Elliott also served as President of Bergen Brunswig
                         Medical Corporation, a subsidiary of the Company.
                         Mr. Elliott resigned effective as of December 23, 1999.

                         (9) Includes $17,763 of imputed compensation reflecting the difference between the average market interest rate for the
                         Company and the interest free loan to Mr. Elliott for fiscal year 1997, described under "Certain Transactions" commencing on page 20.

                         ------------------------------------------------------------
                         EMPLOYMENT AND SEVERANCE AGREEMENTS

                         In April 1994, the Board authorized the Company to enter
                         into written employment agreements (the "Employment
                         Agreements") and severance agreements (the "Severance
                         Agreements") with certain executive officers of the Company, including Mr. Dimick. Similar agreements were entered into in October 1995 with Mr. Roden, in September 1996 with
                         Mr. Carpenter and Brent R. Martini, and in October 1996 with
                         Mr. Elliott.

                         Each of the Employment Agreements is for a term of three
                         years. The Employment Agreements automatically extend on a monthly basis so that the outstanding term is always three years, subject to the option of either party to terminate
                         the automatic extension provision at any time. Pursuant to each Employment Agreement, each Named Executive Officer is to receive his then effective annual base compensation, a
                         bonus that shall be equal to that paid to other executive
                         officers at the same level, but, regardless of what may be paid to other executives, in any event no less than fifty
                         percent of the average of the Named Executive Officer's
                         previous three annual bonuses, and other benefits and
                         allowances. In the event of death or disability, each Named
                         Executive Officer or their beneficiary, as the case may be, will receive the compensation provided for under his
                         Employment Agreement for the term of the Agreement,
                         calculated as if notice to terminate had been given 30 days prior to such event. Mr. Roden's employment with the Company was terminated as of November 3, 1999, and his status under his Employment Agreement is currently being negotiated
                         between Mr. Roden and the Company. Mr. Elliott resigned from the Company effective as of December 23, 1999.

                         Pursuant to the Employment Agreements, the Company will
                         indemnify each Named Executive Officer with respect to any actions, claims or settlements arising out of the
                         performance of his duties, including the payment of all
                         reasonable attorneys' fees and necessary costs and expenses.
                         The Company has agreed, subject to certain conditions, to
                         indemnify Mr. Roden and to pay his reasonable legal expenses in connection with certain pending shareholder securities
                         class action lawsuits filed against the Company and certain of its executive officers, including Mr. Roden.

                         Pursuant to the Employment Agreements, a Named Executive
                         Officer's employment may be terminated (1) upon notice by
                         the Named Executive Officer, except for "good reason";
                         (2) by mutual agreement between the Named Executive Officer and the Company; or (3) by the Company for cause. If the
                         Employment Agreement is terminated by the Company for any
                         other reason, or if the Named Executive Officer terminates the Employment Agreement for good reason (including, but not limited to, an adverse change in such officer's position
                         from his position at the time he entered into the Employment
                         Agreement), he will be entitled to damages.

                         The Severance Agreements with the Named Executive Officers, which provide for benefits additional to the Employment
                         Agreements, require payment of cash and other benefits in
                         the event of a voluntary or involuntary termination of
                         employment within three years following, but only upon, a
                         Change in Control (as hereinafter defined) of the Company.
                         Payment under the Severance Agreements would consist of 2.99 times the average annual W-2 compensation paid by the
                         Company for the most recent five taxable years of the Named
                         Executive Officer ending before the date of the Change in
                         Control if, following a Change in Control, such Named
                         Executive Officer is terminated without cause, such Named
                         Executive Officer terminates for any reason within 180 days after a Change in Control, or if such Named Executive
                         Officer terminates for good reason (including, but not
                         limited to, an

                         adverse change in such officer's position from his position at the time of the Change in Control). The Severance
                         Agreements continue until three years and one day after a
                         Change in Control or until the Named Executive Officer
                         receives the severance payment under the Severance
                         Agreements.

                         Under the Severance Agreements, a Change in Control with
                         respect to the Company is deemed to occur 90 days prior to
                         (i) the acquisition by any person, entity or group, within the meaning of Section 13(d) and 14(d) of the Securities
                         Exchange Act of 1934 (the "Exchange Act") (excluding for
                         this purpose (A) the Company or (B) any employee benefit
                         plan of the Company which acquires beneficial ownership of voting securities of the Company) of 50% or more of
                         beneficial ownership (within the meaning of Rule 13(d)-3
                         promulgated under the Exchange Act) of the combined voting power of the Company's then outstanding securities;
                         (ii) any rolling period of two consecutive years in which
                         individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election or nomination for election was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors; provided, however, no director shall be considered to have been so approved if such director
                         initially assumed office as a result of either an actual or threatened "election contest" (as described in
                         Rule 14(a)-11 under the Exchange Act) or other actual or
                         threatened solicitation of proxies or consent by or on
                         behalf of any person other than the Board of Directors,
                         including as a result of any agreement intended to avoid or settle any such election contest or proxy contest;
                         (iii) the approval by the Company's shareowners of a
                         dissolution or liquidation of the Company; (iv) the sale (or similar transaction) of all or substantially all of the
                         Company's operating assets; or (v) a merger or
                         consolidation, or a transaction having a similar effect,
                         where (A) the Company is not the survivor, (B) the majority of the Common Stock of the Company is no longer held by the holders of Common Stock of the Company immediately prior to the transaction, or (C) the Company's Common Stock is
                         converted into cash, securities or other property.

                         If any payment or acceleration of any benefits extended from the Company to any Named Executive Officer upon a Change in
                         Control would be subject to the excise tax imposed by
                         Section 4999 of the Internal Revenue Code of 1986, as
                         amended ("Code"), then the Named Executive Officer shall be entitled to receive an additional "gross up bonus" in an
                         amount necessary to provide the Named Executive Officer with sufficient after income tax funds to fully pay all such
                         excise taxes on both the payment and the gross up bonus.
                         ------------------------------------------------------------
                         CONSULTING AGREEMENT

                         The Company and Robert E. Martini entered into a consulting agreement as of June 1, 1997 (the "Consulting Agreement")
                         pursuant to which Mr. Martini continues to serve the Company in exchange for a fee of $300,000 per year and certain
                         continued benefits. The Consulting Agreement provides for a three-year evergreen term. The benefits provided to
                         Mr. Martini consist of continued participation in the
                         Company's Retired Officers' Medical Plan (the "ROM Plan")
                         and other benefits that are made available to executive
                         officers of the Company. In November 1999, the Board
                         approved increasing the amount of fees payable to
                         Mr. Martini to $675,000 per year in recognition of his
                         having assumed additional responsibilities as Chief
                         Executive Officer of the Company. Mr. Martini will also be eligible for awards under the Company's management bonus and stock incentive plans.

                         ------------------------------------------------------------
                         RETIRED OFFICERS' MEDICAL PLAN

                         In addition to the above arrangements, the Company has an
                         unfunded, non-qualified ROM Plan available to certain named officers of the Company and their spouses, including
                         executive officers now retired from the Company. The ROM
                         Plan provides for payment of the participant's medical,
                         dental, vision and prescription expenses at a level
                         commensurate with the Company's medical benefit plans that are in effect upon the executive officer's retirement (as
                         defined in the ROM Plan documents), but limited to the
                         difference between benefits received or potentially
                         available from other insurance sources (including
                         governmental programs), if any, and the total expense
                         actually incurred. The duration of the benefit is for the
                         lifetime of the executive officer and the executive
                         officer's spouse at the time of such officer's retirement.
                         Based upon the various eligibility criteria under the ROM
                         Plan, two of the Named Executive Officers (Mr. Carpenter and
                         Mr. Brent R. Martini) presently are eligible to receive
                         benefits upon their retirement from the Company. One of the other Named Executive Officers (Mr. Dimick) may become
                         eligible in the future to receive benefits under the ROM
                         Plan, but the remaining two Named Executive Officers
                         (Mr. Roden and Mr. Elliott) will not at anytime be eligible to receive any benefits under the ROM Plan.
                         ------------------------------------------------------------
                         STOCK OPTION GRANTS AND EXERCISES

                         The following tables provide information with respect to stock options granted to and exercised by the Named
                         Executive Officers during the fiscal year ended
                         September 30, 1999 and with respect to stock options held by the Named Executive Officers:
                                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                INDIVIDUAL GRANTS
                                                                -----------------
                                                                   % OF TOTAL
                                                 SECURITIES       OPTIONS/SARS
                                                 UNDERLYING        GRANTED TO
                                                OPTIONS/SARS      EMPLOYEES IN        EXERCISE                   GRANT DATE
                                                   GRANTED         FISCAL YEAR          PRICE       EXPIRATION    PRESENT
                         NAME                      (#)(1)             1999            ($/SHARE)        DATE       VALUE($)
                         --------------------------------------------------------------------------------------------------

                         Donald R. Roden        25,000(2)              3.15           19.0000          4/9/09    260,407(3)
                                                   25,000              3.15           21.3750          5/5/09    290,725(4)

                         Neil F. Dimick         15,000(5)              1.89           19.0000          4/9/09    156,245(3)
                                                20,000(6)              2.52           21.3750          5/5/09    232,580(4)

                         Brent R. Martini       12,500(7)              1.57           19.0000          4/9/09    130,205(3)
                                                12,500(8)              1.57           21.3750          5/5/09    145,365(4)

                         Charles J. Carpenter   12,500(9)              1.57           19.0000          4/9/09    130,205(3)
                                                12,500(10)             1.57           21.3750          5/5/09    145,365(4)

                         William J. Elliott     7,600(11)              0.95           19.0000          4/9/09    78,529(3)
                                                5,500(12)              0.69           21.3750          5/5/09    63,960(4)
                         --------------------------------------------------------------------------------------------------


                         (1) All options were granted as nonstatutory stock options to purchase shares of the Company's Class A Common Stock
                         (the "Common Stock") at 100% of fair market value on the
                         date of grant, unless otherwise noted, and vest 33 1/3% one year after the date of grant and then 33 1/3% per year
                         thereafter.

                         (2) Of this amount, options covering 5,264 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (3) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.47%, an
                         option term of ten years, a dividend yield of 1.39% and a
                         stock volatility of 52.37%. The Black-Scholes value has been adjusted for vesting by applying a 3% annual discount for
                         risk of forfeiture.

                         (4) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.72%, an
                         option term of ten years, a dividend yield of 1.52% and a
                         stock volatility of 52.23%.

                         (5) Of this amount, options covering 5,001 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (6) Of this amount, options covering 233 shares were granted as incentive stock options, which vest 100% three years
                         after the date of grant.

                         (7) Of this amount, options covering 4,167 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (8) Of this amount, options covering 975 shares were granted as incentive stock options, which vest 100% three years
                         after the date of grant.

                         (9) Of this amount, options covering 4,167 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (10) Of this amount, options covering 975 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (11) Of this amount, options covering 2,534 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                         (12) Of this amount, options covering 1,833 shares were granted as incentive stock options, which vest 100% three years after the date of grant.
                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                               NUMBER OF SECURITIES
                                                  SHARES                      UNDERLYING UNEXERCISED
                                                 ACQUIRED                         OPTIONS/SARS AT
                                                    ON           VALUE              FY END (#)
                                                 EXERCISE      REALIZED     ---------------------------
                         NAME                       (#)           ($)       EXERCISABLE   UNEXERCISABLE
                         ------------------------------------------------------------------------------
                         Donald R. Roden               0              0       301,040        348,962
                         Neil F. Dimick                0              0       216,626        185,004
                         Brent R. Martini         13,126        168,997       157,916        154,170
                         Charles J. Carpenter      8,696        130,983       103,442        154,168
                         William J. Elliott            0              0        98,682        140,224
                         ------------------------------------------------------------------------------

                                                  VALUE OF UNEXERCISED(1)
                                                   IN-THE-MONEY OPTIONS/
                                                    SARS AT FY END ($)
                                                ---------------------------

                                                FY END ($)
                         NAME                   EXERCISABLE   UNEXERCISABLE

                         Donald R. Roden           186,559         62,191
                         Neil F. Dimick            346,310          5,626
                         Brent R. Martini          143,421          5,626
                         Charles J. Carpenter       16,874          5,626
                         William J. Elliott              0              0
                         ----------------------------------------------------------------


                         (1) Pursuant to the rules promulgated by the Securities and
                         Exchange Commission, these values were calculated by
                         determining the difference between the value of the
                         Company's stock at fiscal year end ($10.375 on Septem-
                         ber 30, 1999) and the exercise price of the options.

                         PENSION TABLE

                         The following table shows the estimated annual benefits
                         payable under the Company's non-qualified Supplemental
                         Executive Retirement Plan ("SERP") at age 62 to persons in specified compensation and years of service classifications, based on a joint and 75 percent survivor annuity form of
                         retirement income. The table also includes benefits payable under the Company's Capital Accumulation Plan ("CAP") for
                         executives who participate in the CAP, which was the SERP's predecessor plan and which was frozen to all employee
                         participants on October 7, 1987.

                         ----------------------------------------------------------------------------------------

                         AVERAGE ANNUAL                        ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS
                         COMPENSATION                                  OF CREDITED SERVICE SHOWN BELOW
                         DURING HIGHEST OF FINAL            -----------------------------------------------------
                         FIVE YEARS BEFORE RETIREMENT         10             20             30             40
                         ----------------------------------------------------------------------------------------
                         $ 200,000                          $57,000        $97,000        $97,000        $97,000
                           400,000                          136,200        216,200        216,200        216,200
                           600,000                          215,400        335,400        335,400        335,400
                           800,000                          294,600        454,600        454,600        454,600
                          1,000,000                         373,800        573,800        573,800        573,800
                         ----------------------------------------------------------------------------------------

                         As of September 30, 1999, full years of actual credited service in these plans are: Mr. Roden--4 years;
                         Mr. Dimick--8 years; Brent R. Martini--12 years;
                         Mr. Carpenter-- 19 years; and Mr. Elliott--3 years. Under the SERP, no benefits are earned or accrued until the participant has been employed continuously for five full years with the Company.

                         Compensation for a particular year as used for the
                         calculation of retirement benefits under the SERP includes base salary and the amount of bonuses received during the
                         year (including salary deferred under a salary reduction
                         arrangement) and excludes all other compensation. Benefits, which are designed to be a certain percentage of the
                         participant's average monthly compensation over the three
                         calendar years in which the participant received his or her highest earnings during the participant's last five years of service, are reduced by the following amounts: (1) the
                         participant's primary insurance amount payable under the
                         Social Security Act at retirement age; (2) the participant's benefit under the CAP; (3) an annuitized amount based upon an assumed level of participation in the Company's Pre-Tax
                         Investment Retirement Account Employer Contributions Plus
                         Plan; and (4) any amounts owed by a participant to the
                         Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset). Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary's
                         remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. The Company may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant's estate, offset by
                         any funeral benefit paid under the CAP. Generally, the CAP benefit is a monthly retirement benefit paid over a
                         specified number of months that, at the election of a
                         participant, may be paid in a lump sum. Upon a change in
                         control (as defined in the CAP and SERP), certain senior
                         executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in
                         these plans would be as if they had attained the normal
                         retirement age. In addition, a master trust (the assets of which are subject to the claims of the Company's general
                         creditors) for certain executive officer deferral plans has been established to preserve these and certain other
                         executive benefits.
                         ------------------------------------------------------------
                         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                         The following persons served on the Company's
                         Compensation/Stock Option Committee during the fiscal year ended September 30, 1999: James R. Mellor, Dr. Charles C.
                         Edwards and Rodney H. Brady. None of the persons named was an officer or employee of the Company or any of its
                         subsidiaries during the current fiscal year or during the
                         fiscal year ended September 30, 1999. With the exception of
                         Mr. Brady, none of the persons named is a former officer of the Company or any of its subsidiaries; Mr. Brady was an
                         officer of the Company and its subsidiaries more than ten
                         years ago.

                         For information regarding indemnification arrangements
                         applicable to the Company's directors, see "Other Matters"
                         on page 23.

                         ------------------------------------------------------------
REPORT OF THE            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION/            NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF
STOCK OPTION             THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF
COMMITTEE                1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE
                         FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR
                         IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON
                         PAGE 19 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH
                         FILINGS.

                         The Company applies a consistent philosophy toward the
                         compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company
                         result from the coordinated efforts of all individuals
                         working toward its stated mission. The Company strives to
                         achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareowners and employees. The Compensation/Stock Option Committee
                         ("Committee") is currently comprised of three
                         (3) non-employee directors.
                         COMPENSATION PHILOSOPHY

                         The goals of the compensation program are to (1) align
                         individual contributions with business objectives and
                         performance; (2) enable the Company to attract, retain and reward executive officers who contribute to the long-term
                         success of the Company; and (3) motivate those executives
                         to advance shareowner interest. The Company's compensation program for executive officers is based on the following two policies of the Company:

                         - The Company pays compensation based on Company and
                           individual performance.

                               Executive Officers are rewarded based upon corporate
                             performance and individual performance. Corporate
                               performance is evaluated by reviewing the extent to
                               which strategic and business plan goals are met,
                               including such factors as increases in net earnings,
                               return on equity, sales growth and improvements in the
                               Company's customer and employee satisfaction index.
                               Individual performance is evaluated by reviewing
                               individual efforts and accomplishments, the
                               implementation of new programs and services,
                               organizational and management development progress
                               against personal and functional area objectives and
                               the degree to which teamwork and Company values are
                               fostered.

                         - The Company provides a total compensation package which is competitive.

                               The Company regularly compares its pay practices for
                             its executive officers with those of other leading
                               companies and sets, in part, its pay parameters based
                               on this review. The Company strives to set the
                               compensation paid to an individual based upon
                               comparisons to other executives inside the Company and
                               at comparable organizations. The Company believes that
                               the Company's most direct competitors for executive
                               talent are not necessarily all the companies that
                               would be included in the peer group established to
                               compare shareowner returns. Consideration is given to
                               annual national surveys and each executive's talent
                               and experience. Thus, the groups used for evaluation
                               of competitive compensation are not the same as the
                               peer group index in the Comparison of Five Year
                               Cumulative Total Return graph included in this Proxy
                               Statement.
                         COMPENSATION VEHICLES

                         The Company has a simple total compensation program that
                         consists of cash- and equity-based compensation. Having a
                         compensation program that allows the Company to success-
                         fully attract and retain key employees permits it to enhance shareowner values, provide

                         efficient service to customers, foster Company values and teamwork, and adequately reward employees. These vehicles are:

                         - Cash-Based Compensation.

                             Cash-based compensation represents a combination of base
                             salary and annual incentive based bonus. Salary levels
                             are determined based on a review of competitive data and
                             internal pay levels for various positions. Base salary
                             levels are typically at the midpoint in the wholesale
                             pharmaceutical industry but below the median in compara-
                             ble size companies.

                             The annual incentive based bonus is measured against the
                             achievement of financial criteria established by senior
                             management and the Board each year as well as qualita-
                             tive improvements in certain individual performance
                             criteria. The financial measures for the 1999 fiscal
                             year were based upon a comparison of actual performance
                             with goals established near the beginning of the year
                             with respect to increase in net earnings, return on
                             equity, sales growth and, for some executive officers,
                             earnings as a percentage of sales, profit plan
                             achievement and meeting objectives relative to corporate
                             priorities for the fiscal year. The Chief Executive
                             Officer, Chief Operating Officer and Chief Financial
                             Officer may earn up to 100% of base salary, and other
                             executive officers may qualify for a maximum award
                             generally of between 50% to 100% of base salary, with
                             the potential under extraordinary circumstances to earn
                             up to 120% of base salary. In addition, an
                             over-achievement bonus award may be made available in an
                             amount up to an additional 25% of the aggregate bonus
                             amount awarded. In practice, salary and bonus combined
                             have typically placed the Company at the midpoint in the
                             wholesale pharmaceutical industry.

                         - Equity-Based Compensation.

                             The purpose of the Stock Option Program is to provide
                             longer term incentives to employees to work to maximize
                             shareowner value. This program also utilizes vesting
                             periods designed to encourage key employees to continue
                             in the employ of the Company. The Committee, based on
                             recommendations of compensation consultants, management
                             and historical practices, grants stock options to a
                             broad-based management population representing
                             approximately seven percent of the total employee pool.
                         CEO COMPENSATION

                         Actions recommended by the Committee (and approved by the
                         Board) specific to Mr. Roden, the former Chief Executive
                         Officer, relative to his service during fiscal 1999 as Chief
                         Executive Officer were as follows:

                         - Salary Adjustment, Grant of Bonus and Stock Option in
                           fiscal 1999.

                             Mr. Roden was granted an 18.68% salary increase, which
                             brought his base pay to $675,000 per annum for fiscal
                             1999. This adjustment was made in large part because of
                             the increase in revenues and operating earnings for the
                             year ended September 30, 1998 and increases in the
                             Company's operating margin percentage.

                             Mr. Roden was evaluated by the Committee against several
                             criteria that form the Company's bonus plan. The
                             Company's bonus plan is comprised of both objective and
                             subjective elements. Those objective criteria include an
                             evaluation related to meeting the annual corporate
                             objectives, increases in net earnings, return on equity,
                             sales growth and other predetermined objectives. These
                             criteria allow the Chief Executive Officer to earn up to
                             25%, 25%, 25% and 25%, respectively, of his base salary.
                             A

                             discretionary award of up to 50% of his base salary may
                             be earned if the Committee determines that he has met
                             other non-financial and numeric-based management
                             objectives, but such discretionary award combined with
                             the award for the objective criteria may not exceed
                             100%, in the aggregate, of base salary. Based upon an
                             evaluation of the potential award amount for each of the
                             objective criteria under the Bonus Plan compared to the
                             level of achievement attained by Mr. Roden during the
                             first two quarters of fiscal year 1999 in meeting each
                             such criterion, the Committee awarded Mr. Roden bonuses
                             in the amount of $127,000 and $137,200 for the first and
                             second fiscal quarters, respectively; however,
                             Mr. Roden was paid no bonuses for the last two quarters
                             of the fiscal year.

                             Mr. Roden also participated in the Company's
                             equity-based compensation program. Options granted in
                             fiscal 1999 are shown under the caption "Option Grants
                             in Last Fiscal Year". During fiscal 1999, option grants
                             were made on a quarterly basis. Mr. Roden received
                             option grants in respect of the first two quarters of
                             the fiscal year, but none for the last two quarters of
                             the fiscal year. In considering the grant of options to
                             Mr. Roden, the Committee took into consideration those
                             items discussed above.

                         Committee Policy Regarding Compliance with Section 162(m) of the Code:

                             The 1993 Omnibus Budget Reconciliation Act ("OBRA")
                             became law in August 1993. Under the law, income tax
                             deductions of publicly-traded companies may be limited
                             to the extent total compensation (including base salary,
                             annual bonus, stock option exercises and non-qualified
                             benefits) for certain executive officers exceeds
                             $1,000,000 in any one year. Under OBRA, the deduction
                             limit does not apply to payments which qualify as
                             "performance-based." To qualify as "performance-based,"
                             compensation payments must be made from a plan that is
                             administered by a committee of outside directors and be
                             based on achieving objective performance goals. In
                             addition, the material terms of the plan must be
                             disclosed to and approved by shareowners, and the
                             Committee must certify that the performance goals were
                             achieved before payments can be awarded.

                             The Committee will continue to consider and evaluate all
                             the Company's compensation programs in light of the OBRA
                             legislation and related regulations. However, the
                             Company may pay compensation which is not deductible in
                             certain circumstances if sound business judgment so
                             requires.

                             In order to qualify the Company's 1999 Management Stock
                             Incentive Plan as "performance-based," the Company
                             sought and obtained shareowner approval at the 1999
                             annual meeting. The Plan establishes a maximum annual
                             grant of option shares to an employee. Similarly, the
                             Board approved and the shareowners approved the Com-
                             pany's 1999 Stock Accumulation Plan, which is intended
                             to qualify as "performance-based". For information
                             regarding such plan, see "Certain Transactions"
                             commencing on page 20.

                  Compensation/Stock Option Committee of the Board of Directors
                                 Dr. Charles C. Edwards, CHAIRMAN
                                  Rodney H. Brady, VICE CHAIRMAN
                                         James R. Mellor

                         ------------------------------------------------------------
                         PERFORMANCE GRAPH

                         The following graph compares the cumulative total shareowner return (stock price appreciation plus dividends) for the
                         five years ended September 30, 1999, on the Company's Common
                         Stock with the cumulative return of the New York Stock
                         Exchange Index and the stocks for peer companies with
                         Standard Industrial Classification Code 5122, drugs and
                         proprietary wholesale (weighting the returns of these peer companies based on stock market capitalization). The peer
                         companies selected by the Company are Akorn, Inc.; Allou
                         Health & Beauty Care, Inc.; Bindley Western
                         Industries, Inc.; Cardinal Health, Inc.; D & K Healthcare
                         Resources, Inc; Herbalife International, Inc.; Mark
                         Solutions, Inc.; McKesson HBOC, Inc.; Moore Medical
                         Corporation and Tristar Corporation. Cumulative total share-
                         owner return (on an assumed initial investment of $100 at
                         September 30, 1994), as determined at the end of the
                         Company's fiscal year, reflects the change in stock price, assuming reinvestment of dividends for the five years ended
                         September 30, 1999.

                        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                                     PERFORMANCE GRAPH FOR
                                  BERGEN BRUNSWIG CORPORATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  9/1/94  9/1/95  9/1/96  9/1/97  9/1/98  9/1/99
Bergen Brunswig Corporation          100   140.4   212.5   343.1     434   180.4
NYSE Stock Market (US Companies)     100   127.3     152   209.5     218   260.9
Self-Determined Peer Group           100   128.9   171.3   261.9   392.6   223.2

                                                                       LEGEND
                       CRSP Total Returns Index for:          09/1994    09/1995    09/1996    09/1997    09/1998    09/1999
                       Bergen Brunswig Corporation             100.0      140.4      212.5      343.1      434.0      180.4
                       NYSE Stock Market (US Companies)        100.0      127.3      152.0      209.5      218.0      260.9
                       Self-Determined Peer Group              100.0      128.9      171.3      261.9      392.6      223.2
                       NOTES:
                       A. The lines represent monthly index levels derived from compounded returns that include all dividends.
                       B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
                       C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
                       D. The index level for all series was set to $100.0 on 09/30/1994.

                         ------------------------------------------------------------
                         CERTAIN TRANSACTIONS
                         In April 1990, the Board approved an unfunded deferred
                         compensation loan program available to the executive
                         officers of the Company (the "Executive Loan Program") for the purpose of providing them with an incentive to remain
                         with the Company. Under this program, loans are available to certain executive officers of the Company, except those who are also members of the Board. Under the original terms of the program, (A) each outstanding loan matures upon the
                         officer's termination of employment unless extended by the
                         Board and is evidenced by a secured promissory note in the principal amount of the loan which bears no interest,
                         (B) an executive officer may borrow up to 125% of his or her annual salary in effect upon the date of any request, and
                         (C) the value of collateral securing the loan must equal at least 125% of the principal loan amount. Although no
                         interest is charged by the Company to the employee, the
                         employee is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee is also deemed to have paid interest in a like
                         amount to the Company.
                         In addition to the above loans, the Board has approved
                         making loans to other key employees under terms similar to the Executive Loan Program. The principal amount of these
                         loans outstanding as of November 1, 1999 to Robert E.
                         Martini (executive officer and director of the Company) was
                         $1,400,000. The loans to Donald R. Roden (a former executive officer and director of the Company) and Neil F. Dimick
                         (executive officer and director of the Company), at the time made, and to William J. Elliott, Charles J. Carpenter and
                         Brent R. Martini (executive officers of the Company) were
                         made pursuant to the Executive Loan Program and were in the amounts of $625,000, $406,250, $331,250, $281,250 and
                         $281,250, respectively, as of November 1, 1999. In addition,
                         Mr. Elliott received a relocation loan in the amount of
                         $100,000 during fiscal 1997. Such amounts, together with the loan amounts outstanding described hereinafter on page 21, represent the largest aggregate amount of each executive
                         officer's indebtedness during the Company's last fiscal
                         year. On December 23, 1999, Mr. Elliott repaid all of his
                         indebtedness to the Company.
                         In 1998 the Company and the Named Executive Officers and
                         certain other executive officers entered into separate
                         agreements which have the effect of amending (without any
                         conditions or further actions required on the part of such officers) the above-mentioned executive loans made under the
                         Executive Loan Program, as evidenced by their respective
                         promissory notes and related loan documentation, such that if either (A) the applicable executive officer remains in
                         continuous employment with the Company until August 2001,
                         or (B) such executive officer's employment with the Company is terminated before such date by the Company without cause or by such executive officer with good reason (as such term is defined in the Employment Agreements) or as a result of such executive officer's death or disability, then upon such date or the date of such termination, as applicable, the
                         entire unpaid principal balance of the loan will be
                         unconditionally and automatically (meaning no action
                         required on the part of such officer) forgiven and canceled with no interest due.
                         In September 1998, the Board adopted the Company's 1999
                         Management Stock Accumulation Plan (the "Management Stock
                         Accumulation Plan"), which was approved by the shareowners at the 1999 annual meeting. This plan is also for the
                         purpose of providing an incentive for key executive officers to remain with the Company and to encourage ownership by
                         them of stock of the Company.

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
                         Loans granted under the Management Stock Accumulation Plan may be for a term of between one and five years and in an
                         amount not in excess of three times the executive's annual base salary in effect at the time the loan is granted;
                         provided, however, that the aggregate amount of loans issued to any participant under the Plan may not exceed $1,000,000.
                         No loan may be issued under the Management Stock
                         Accumulation Plan after September 30, 2004. Loans will bear a rate of interest determined by the Compensation/ Stock
                         Option Committee of the Board (but not less than the
                         "applicable federal rate" set forth under Section 1274(d) of the Code in the case of any executive who is deemed a
                         "covered employee" under section 162(m)), and will be
                         payable on the expiration date of the loan term.
                         Loans issued under the Management Stock Accumulation Plan
                         are conditioned on the recipient's application of the
                         proceeds thereof towards the purchase of Common Stock on the open market. Common Stock so acquired by a participant will be held by the Company as collateral for the participant's loan. During the term of a loan, the Compensation/Stock
                         Option Committee may award credits to participants based
                         upon the attainment for the applicable performance period of specified performance targets for the Company related to
                         designated performance goals for such period selected by the
                         Committee. A participant's accumulated credits, if any,
                         shall be applied to the repayment of the loan on the loan
                         expiration date provided that the participant is either
                         employed by the Company or a subsidiary of the Company on
                         the expiration date or ceases to be so employed due to the participant's death, disability, retirement after age 65 or involuntary termination of employment other than for cause.
                         In general, in the event of a Change in Control (as defined in the plan) each participant who is in the employ of the
                         Company or any subsidiary of the Company at such time will continue to be awarded credits for the remainder of the term of the loan(s) in an amount, or at a rate, which is not less than the greater of the highest amount, or rate, of credits earned by such participant during any year of the loan
                         preceding the Change in Control or earned by any other
                         participant in any year following the Change in Control. As of November 1, 1999, there were no loan amounts outstanding under the Management Stock Accumulation Plan.
                         In November 1998, the Board adopted a Company loan program available to the Chief Executive Officer of the Company and those executive officers directly reporting to him. Such
                         officers may borrow an amount up to 50% of their annual base salary in effect at the time the loan is granted; provided, however, that 50% of the loan proceeds must be applied by
                         the participant towards the purchase of Common Stock. Common
                         Stock so acquired by a participant will be held by the
                         Company as collateral for the loan. Although no interest is charged by the Company to the participant, the participant is deemed by the Internal Revenue Service to have
                         compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The participant is also deemed to have paid interest in a like amount to the Company. Such loan amounts become due and
                         payable upon termination of the participant's employment
                         with the Company. As of November 1, 1999, the principal
                         amounts of loans outstanding under this loan program to the
                         Named Executive Officers were $337,500, $212,500, $162,500,
                         $150,000 and $75,000 for Mr. Roden, Mr. Dimick, Mr. Brent R.
                         Martini, Mr. Carpenter and Mr. Elliott, respectively.

                         The Company entered into a life insurance plan for Robert E.
                         Martini in 1985. Under this insurance plan, the Company pays the premiums on certain life insurance policies which
                         provide him (or his assignees) with a death benefit of
                         $1,400,000 and which may provide certain alternative
                         benefits in the event of a lifetime surrender of the policy.
                         The Company expects to maintain this policy in full force
                         until Mr. Martini's seventy-fifth birthday, whether he is
                         employed by the Company or has retired.
                         On November 25, 1998, the Company entered into a Stock
                         Purchase Agreement with Jose E. Blanco Garrido, Thomas
                         Blanco Garrido and J.M. Blanco, Inc., pursuant to which the
                         Company acquired all of the outstanding capital stock of
                         J.M. Blanco, Inc. which was owned by Jose E. Blanco Garrido and Thomas Blanco Garrido (collectively, the "Sellers"). The cash purchase price was approximately $30 million. The
                         Sellers are the sons of Jose E. Blanco, Sr., who has served as Chairman of the Board of J.M. Blanco, Inc. and also
                         serves on the Board of the Company.

                         ------------------------------------------------------------
                         OTHER MATTERS
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                         At the time this Proxy Statement was published, the Board
                         knew of no other matters constituting a proper subject for action by the shareowners which would be presented at the
                         meeting. However, if any matters properly come before the
                         meeting, it is the intention of the persons named in the
                         enclosed proxy card to vote the shares represented by said proxies in accordance with their judgment on such matters.
                         ------------------------------------------------------------
                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                         Under Article VII of the Company's Restated Certificate of
                         Incorporation ("Restated Certificate"), every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest
                         extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the
                         directors and officers having met certain specified
                         standards of conduct. In 1986, the Company entered into
                         individual agreements (collectively, the "Indemnity
                         Agreement") to indemnify each of its directors against
                         liabilities and defense costs to the extent that such
                         directors would have been insured under the director and
                         officer liability insurance policies which were in effect on
                         December 31, 1984 (the "1984 Policy"). The Company believes that the coverage addresses liabilities arising under ERISA, securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is
                         limited to $30 million, in the aggregate, the maximum
                         coverage available under the 1984 Policy. However, the
                         Indemnity Agreement does not limit a director's right to
                         recover in excess of such $30 million maximum from the
                         Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the December 1986 Annual Meeting.
                         ------------------------------------------------------------
                         INDEPENDENT ACCOUNTANTS

                         The Company's financial statements have been examined by
                         Deloitte & Touche LLP, independent certified public
                         accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Deloitte & Touche LLP, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.
                         ------------------------------------------------------------
                         SHAREOWNER PROPOSALS

                         All proposals that shareowners desire to submit for
                         consideration by the shareowners and for inclusion in the
                         Company's Proxy Statement for presentation at the next
                         Annual Meeting must be received by the Company before
                         September 15, 2000. In addition, the Company's bylaws
                         specify procedures (in addition to those set forth in the
                         Exchange Act) which must be followed to notify the Company of business to be properly brought before any meeting of the shareowners.

                         ------------------------------------------------------------
                         COST AND METHOD OF SOLICITATION

                         The entire expense of preparing, assembling, printing and
                         mailing the Notice of Meeting, this Proxy Statement, the
                         form of proxy, and the cost of solicitnig proxies relating to the meeting will be borne by the Company. The Company has engaged Morrow & Co., Inc., a firm of professional proxy
                         solicitors, to solicit proxies in favor of the election of the nominees described above for election as directors. The
                         Company anticipates that the fees it will incur for this
                         service will be approximately $6,500, plus reasonable
                         expenses and disbursements. In addition to such solicitation and the solicitation made hereby, proxies may be solicited by the officers, directors and other regular employees of
                         the Company by telephone, telegraph or personal solicitation and no additional compensation will be paid to such
                         individuals. Upon request from a record holder who is a
                         broker, dealer, bank, voting trustee or their nominee, the
                         Company shall reimburse such record holders for their
                         reasonable expenses in forwarding proxy material to their
                         principals.

                                                               By order of the Board of Directors,

                                                                             [LOGO]

                                                                         Milan A. Sawdei
                                                                    EXECUTIVE VICE PRESIDENT,
                                                                CHIEF LEGAL OFFICER AND SECRETARY

                         ------------------------------------------------------------

                         A copy of the Annual Report for the fiscal year ended
                         September 30, 1999, accompanies this proxy statement. Such report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitations are to be made.

                         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
                         FISCAL YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE
                         SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES CERTAIN
                         ADDITIONAL INFORMATION CONCERNING THE COMPANY AND ITS
                         MANAGEMENT IS INCLUDED WITHIN THE ANNUAL REPORT WHICH
                         ACCOMPANIES THIS PROXY STATEMENT, AND ALSO MAY BE OBTAINED
                         WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST ADDRESSED TO
                         BERGEN BRUNSWIG CORPORATION, TO THE ATTENTION OF THE
                         INVESTOR RELATIONS DEPARTMENT, 4000 METROPOLITAN DRIVE,
                         ORANGE, CALIFORNIA 92868.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                               Orange, California

                                     [LOGO]

                          DIRECTIONS TO ANNUAL MEETING

LOS ANGELES AIRPORT                 LOS ANGELES DOWNTOWN                JOHN WAYNE AIRPORT
-  Century Boulevard east to San    -  Santa Ana Fwy. (5) south         -  Take Costa Mesa Fwy. (55) north
   Diego Fwy. (405) south           -  Exit at State College            -  Change to Garden Grove Fwy.
-  Continue south and change to       Boulevard/ The City Drive            (22) west
   Garden Grove Fwy. (22) east      -  Turn right onto The City Drive   -  Exit at The City Drive
-  Exit at The City Drive           -  Turn right onto Metropolitan     -  Turn left at light
-  Turn left at light                  Drive                            -  Turn left onto Metropolitan
-  Turn left onto Metropolitan      -  Follow to #4000 on the left         Drive
   Drive                                                                -  Follow to #4000 on the left
-  Follow to #4000 on the left

Election of four directors to Class III and one director to Class I (for remaining term of one year)

                   FOR all nominees         WITHHOLD
                  listed to the right       AUTHORITY
                  (except as marked       to vote for the
                   to the contrary)       nominees listed

                        /  /                  /  /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS BELOW.

NOMINEES: 01 Rodney H. Brady, 02 Brent R. Martini, 03 James R.
          Mellor, 04 Francis G. Rodgers (Class III) and 05 Charles
          C. Edwards, M.D. (Class I)
(INSTRUCTION: To withhold authority for any particular nominee, write such nominee(s) name on the line below.)

 -----------------------------------------------------------------


PHILIP J LACASTO
4719 E BLUE JAY
ORANGE CA 92869-1920

Dated:  ________________________________, 2000

______________________________________________
                  (Signed)

______________________________________________
                  (Signed)

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                            - FOLD AND DETACH HERE -

                               VOTE BY TELEPHONE
                            QUICK***EASY***IMMEDIATE

           YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 HOURS A DAY-7 DAYS A WEEK

    THERE IS NO CHARGE TO YOU FOR THIS CALL. - HAVE YOUR PROXY CARD IN HAND.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1: To vote as the Board of Directors recommends on proposal 1, press 1

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

If you choose to vote on proposal 1 separately, press 0. You will hear these instructions:

 Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
                                      OR
2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING.


                                                                  CONTROL NUMBER
                                                                  478 001 463 45